                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                                 ENDOGEN, INC.
                                       TO
                             EWOK ACQUISITION CORP.
                           A WHOLLY OWNED SUBSIDIARY
                                       OF
                               PERBIO SCIENCE AB
                                       AT
                          $3.75 NET PER SHARE IN CASH
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON TUESDAY, JUNE 29, 1999, UNLESS THE OFFER IS EXTENDED (THE 'EXPIRATION DATE'). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION
                                     DATE.

     As set forth in Section 2 of the Offer to Purchase (as defined below), this form or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, $.01 par value (the 'Shares'), of Endogen, Inc., a Massachusetts corporation (the 'Company'), are not immediately available or the procedures for book entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary on or prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 2 of the Offer to Purchase) in the form set forth in this Notice of Guaranteed Delivery. See Section 2 of the Offer to Purchase.

                        The Depositary for the Offer is:
                    AMERICAN STOCK TRANSFER & TRUST COMPANY

               By Hand:                           Overnight Courier:                           By Mail:
      Reorganization Department               Reorganization Department               Reorganization Department
      40 Wall Street, 46th Floor              40 Wall Street, 46th Floor              40 Wall Street, 46th Floor
         New York, N.Y. 10005                    New York, N.Y. 10005                    New York, N.Y. 10005

            Facsimile Transmission (for Eligible Institutions only):
                                 (718) 234-5001

              Confirm Receipt of Guaranteed Delivery by Telephone:
                                 (718) 921-8200

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A DELIVERY TO THE DEPOSITARY.

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     Pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase, the undersigned hereby tenders to EWOK Acquisition Corp., a Massachusetts corporation (the 'Purchaser') and a wholly owned subsidiary of PerBio Science AB ('Parent'), a Swedish corporation, the below described Shares of Endogen, Inc., a Massachusetts corporation (the 'Company'), pursuant to the Purchaser's offer to purchase all outstanding Shares at a purchase price of $3.75 per share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase dated June 2, 1999, and the related Letter of Transmittal, receipt of which is hereby acknowledged.

                            PLEASE SIGN AND COMPLETE

   Number of Shares:  .......................................................

   Name(s) of Record Holder(s):  ............................................
                                             (PLEASE TYPE OR PRINT)
                                         ....................................

   Certificate Nos. (if available):  ........................................

   Address(es):  ............................................................

    .........................................................................
                               (INCLUDE ZIP CODE)

   Area Code and Tel. No.:  .................................................

   (Check box if Shares will be tendered by book-entry transfer):

   [ ] The Depository Trust Company

   Signature(s):   ..........................................................

                   ..........................................................

   Account Number:  .........................................................

   Dated:  ........................................................    , 1999


                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States that is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock
Exchange Medallion Program, or an 'eligible guarantor institution,' as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in Section 2 of the Offer to Purchase) of a transfer of such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, or a manually signed facsimile thereof, with any required signature guarantees, and any other documents required by the Letter of Transmittal within three Nasdaq SmallCap Market trading days after the date hereof.

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
 .....................................................  ......................................................
                    (NAME OF FIRM)                                        (AUTHORIZED SIGNATURE)
 .....................................................  Name: ................................................
                      (ADDRESS)                                           (PLEASE TYPE OR PRINT)
 .....................................................  Title: ...............................................
               (CITY, STATE, ZIP CODE)
 .....................................................
           (AREA CODE AND TELEPHONE NUMBER)

NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.